UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2018

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian P. McVeigh as Chief Business Officer

On May 25, 2018, the Board of Directors (the “Board”) of Zafgen, Inc. (the “Company”) appointed Brian P. McVeigh as the Chief Business Officer of the Company (the “CBO”) effective as of May 29, 2018.

Mr. McVeigh, 45, served as Vice President of World Wide Business Development (“WWBD”), Transactions and Investment Management of GlaxoSmithKline plc in Pharmaceuticals Research and Development from October 2011 until November 2017. From November 2008 to October 2011, Mr. McVeigh was Vice President in a variety of positions including WWBD Transactions, Commercial Alliances and Mergers and Acquisitions (“M&A”), and Deal Finance and M&A. Prior to those roles, Mr. McVeigh was the Director of M&A Strategy and Transactions, and Business Development Transactions and Ventures from September 2006 to November 2008 and from September 2004 to September 2006, respectively. From May 1992 through September 2004, McVeigh was promoted through a variety of roles of increasing responsibility at GlaxoSmithKline plc. Most recently, Mr. McVeigh was the Chief Executive Officer and on the Board of Directors of KBP Biosciences from December 2017 until April 2018.

There are no arrangements or understandings between Mr. McVeigh and any other person pursuant to which he was appointed as the CBO, and there are no transactions between Mr. McVeigh and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company also entered into an at-will employment offer letter agreement with Mr. McVeigh, effective as of May 29, 2018, pursuant to which Mr. McVeigh shall serve as the CBO. Mr. McVeigh is entitled to receive an annual base salary of $400,000 and is eligible to receive an annual performance bonus, with a target bonus amount of 40% of his annual base salary. Mr. McVeigh’s base salary is subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

Further, as a material inducement to Mr. McVeigh’s acceptance of employment with the Company, the Board approved the grant to Mr. McVeigh effective on May 29, 2018 of an option to purchase 225,000 shares of the Company’s common stock, with 25% of the option shares vesting on the first anniversary of Mr. McVeigh’s employment start date and the balance vesting in equal monthly installments over the next three years, subject to his continued service with the Company through each vesting date. The grant is being made pursuant to a stand-alone inducement award agreement outside of the 2014 Stock Option and Incentive Plan as a material inducement to Mr. McVeigh’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

In connection with Mr. McVeigh’s Offer Letter, the Company also entered into a Severance and Change in Control Agreement with Mr. McVeigh. In the event that Mr. McVeigh terminates his employment with “good reason” or is terminated without “cause,” he is eligible to receive 9 months of base salary continuation and 9 months of COBRA continuation medical benefits subsidized by the Company, provided that he executes and does not revoke a separation agreement and release of the Company and its affiliates. In the event that Mr. McVeigh’s employment is terminated without “cause” or Mr. McVeigh terminates his employment for “good reason” within 12 months of a “change of control,” Mr. McVeigh is eligible to receive 12 months of base salary continuation, 12 months of COBRA continuation medical benefits subsidized by the Company, and all options and other stock-based awards held by him shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination, provided that he executes and does not revoke a separation agreement and release of the Company and its affiliates.

For purposes of the Severance and Change in Control Agreement, “cause” means:

•	the commission by the executive of any felony, any crime involving the Company, or any crime involving fraud or dishonesty;

•	any unauthorized use or disclosure of the Company’s proprietary information by the executive;

•	any intentional misconduct or gross negligence on the executive’s part which has a materially adverse effect on the Company’s business or reputation; or

•	the executive’s repeated and willful failure to perform the duties, functions and responsibilities of the executive’s position after a written warning from the Company.

For purposes of the Severance and Change in Control Agreement, “good reason” means:

•	a material diminution in the executive’s title, responsibilities, authority or duties;

•	a material diminution in the executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;

•	a breach by the Company of the material terms of the severance and change in control agreement or any other written agreement between the Company and the executive; or

•	a 50 mile or greater change in the geographic location at which the executive is required to provide services to the Company, not including business travel and short-term assignments.

For purposes of the Severance and Change in Control Agreement, a “change in control” shall be deemed to have occurred upon the occurrence of any one of the following events:

•	the sale or exclusive out-license (even as to the Company) of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

•	a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power or fair market value of the stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or

•	any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

The foregoing summary of Mr. McVeigh’s Offer Letter and Severance and Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Offer Letter and Severance and Change in Control Agreement, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On May 30, 2018, the Company issued a press release announcing the matters discussed in Item 5.02 above. A copy of the press release is filed herewith as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter Agreement by and between Zafgen, Inc. and Brian P. McVeigh, effective as of May 29, 2018.

10.2	Severance and Change in Control Agreement by and between Zafgen, Inc. and Brian P. McVeigh, effective as of May 29, 2018.

99.1	Press release issued by Zafgen, Inc. on May 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2018	ZAFGEN, INC.

	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter Agreement by and between Zafgen, Inc. and Brian P. McVeigh, effective as of May 29, 2018.

10.2	Severance and Change in Control Agreement by and between Zafgen, Inc. and Brian P. McVeigh, effective as of May 29, 2018.

99.1	Press release issued by Zafgen, Inc. on May 30, 2018.

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